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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):

                                 January 6, 2000
                                 ---------------



                             Brooks Automation, Inc.
             ------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Delaware
                 ---------------------------------------------
                 (State or Other Jurisdiction of Incorporation)


        000-25434                                     04-3040660
------------------------                  ------------------------------------
(Commission File Number)                  (I.R.S. Employer Identification No.)


                    15 Elizabeth Drive, Chelmsford, MA 01824
                -------------------------------------------------
               (Address of Principal Executive Office) (Zip Code)

                                 (978) 262-2400
              ----------------------------------------------------
              (Registrant's Telephone Number, Including Area Code)



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Item 2.  ACQUISITION OF ASSETS

On January 6, 2000, Brooks Automation, Inc. ("Brooks" or "Registrant"), a leading supplier of tool and factory automation solutions for the global semiconductor, data storage and flat panel display manufacturing industries, completed the previously announced acquisition of the businesses of Auto-Soft Corporation ("ASC") and AutoSimulations, Inc. ("ASI", and together with ASC, the "Companies") from Daifuku America Corporation ("Daifuku America"), a U.S. subsidiary of Daifuku Co., Ltd. of Japan. The transaction adds two leading automation software companies to the family of Brooks integrated software solutions. ASC, founded in 1985, is a leading material handling software and systems integration company focusing on manufacturing and distribution of logistic systems for the semiconductor industry. ASI is the world leader in robotic and material handling simulation, scheduling and real time dispatching software for the semiconductor industry. Brooks will continue to operate the businesses of ASC and ASI as separate subsidiaries.

Brooks acquired ASC and ASI pursuant to the terms of an Agreement and Plan of Merger dated as of December 15, 1999 among Brooks, ASC Merger Corp., ASI Merger Corp., Daifuku America and Daifuku Co., Ltd., pursuant to which ASC Merger Corp was merged into ASC and ASI Merger Corp was merged into ASI, and as a result of which ASC and ASI became wholly owned subsidiaries of Brooks.

ASC and ASI were acquired by Brooks for an aggregate consideration of approximately $59 million, payable (i) $27 million in cash at closing; (ii) $16 million in the form of Brook's Common Stock (or a total of 535,404 shares, based upon the average closing price of Brooks Common Stock over a trailing 20-day period); and (iii) $16 million payable pursuant to a one-year unsecured Promissory Note bearing interest at 4.0% per annum. Of the shares issuable in the transaction, half (or 267,702 shares) will be held in escrow for two years to secure customary indemnification obligations of Daifuku. Daifuku America's holdings (including the escrowed shares) constitute approximately 4% of Brooks' outstanding Common Stock.

Prior to the completion of the acquisition of ASC by Brooks, ASC transferred the portion of its business related to Factory Automation and Distribution Automation ("FADA") to Daifuku America, and the FADA business was not acquired by Brooks.

In connection with Daifuku America's receipt of the 535,404 shares of Brooks' Common Stock, Brooks, Daifuku America and Daifuku Co., Ltd entered into a Stockholder Agreement dated January 6, 2000. Under that Stockholder Agreement, Daifuku America and Daifuku Co., Ltd. agreed to take such action as may be required so that all voting securities of Brooks owned by Daifuku America or Daifuku Co., Ltd and any of their affiliates (i) are represented at all meetings and (ii) are voted in accordance with the recommendation of Brooks' Board of Directors. This Stockholder Agreement also restricts Daifuku America and Daifuku Co., Ltd. from buying or selling shares of Brooks Common Stock except in specified circumstances.



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In connection with the transaction, Brooks, Daifuku America and Daifuku Co.,
Ltd. also entered into certain other agreements, including an agreement by Daifuku Co., Ltd. and affiliates not to compete with certain of the products of ASC and ASI for five years and an agreement whereby Brooks provided Daifuku America with registration rights for the Brooks common stock it received in the transaction.

Also in connection with the transaction, the parties entered into several agreements related to cross licensing of technology, distribution and partnering related to the acquired businesses and Daifuku's business. Under those agreements, each of ASC and ASI granted to Daifuku distribution rights, rights in certain of their technology, certain other technology rights were transferred to Daifuku outright, and a Daifuku affiliate licensed certain rights in its technology to ASC.

Prior to the completion of the transaction, there had been no material relationship between Daifuku America or the Companies on the one hand and Brooks and its affiliates on the other hand, except that ASC and ASI products interfaced with certain of the products of Brooks' FASTech subsidiary.


Item 7.    FINANCIAL STATEMENTS AND EXHIBITS

           (a)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

                The required financial statements related to ASI and ASC are not included in this Report. The Registrant plans to file the required financial statements by March 21, 2000.

           (b)  UNAUDITED PRO FORMA FINANCIAL INFORMATION

                The required pro forma financial information is not included in this Report. The Registrant plans to file the required pro forma financial information by March 21, 2000.


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(c)  EXHIBITS

ITEM NO.    DESCRIPTION
--------    ------------

2.1 Agreement and Plan of Merger dated December 15, 1999, by and among Brooks Automation, Inc., ASC Merger Corp., ASI Merger Corp., Daifuku America Corporation, and Daifuku Co., Ltd.

2.2         Stockholder Agreement by and among Brooks Automation, Inc.,
            Daifuku America Corporation, and Daifuku Co., Ltd. dated January 6, 2000

2.3 Corporate Non-Competition and Proprietary Information Agreement between Brooks, Daifuku Co., Ltd. and Daifuku America Corporation dated January 6, 2000



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                                    SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.



                                       By: /s/ ELLEN B. RICHSTONE
                                          ------------------------------
                                           Ellen B. Richstone
                                           Senior Vice President of Finance and
                                           Administration and Chief Financial
                                           Officer


Dated:  January 18, 2000


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                                  EXHIBIT INDEX

ITEM NO.    DESCRIPTION
--------    -----------

2.1 Agreement and Plan of Merger dated December 15, 1999, by and among Brooks Automation, Inc., ASC Merger Corp., ASI Merger Corp., Daifuku America Corporation, and Daifuku Co., Ltd.

2.2 Stockholder Agreement by and among Brooks Automation, Inc., Daifuku America Corporation, and Daifuku Co., Ltd. dated January 6, 2000

2.3 Corporate Non-Competition and Proprietary Information Agreement between Brooks, Daifuku Co., Ltd. and Daifuku America Corporation dated January 6, 2000